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                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of July 22, 1998 (this "Agreement"), is made and entered into by and among First Sierra Financial, Inc., a Delaware corporation ("Parent"), Sierra Acquisition Corporation II, a Delaware corporation and a wholly-owned subsidiary of Parent ("Subsidiary"), The Republic Group, Inc., a California corporation ("Republic"), and the stockholders of the Company identified on the signature pages hereto (each a "Stockholder" and collectively the "Stockholders"). For purposes of this Agreement, all references to the "Company" shall mean Republic and Eagle Holdings, LLC, a California limited liability company. This Agreement amends the Agreement and Plan of Merger, dated as of June 24, 1998 (the "Merger Agreement"), among the parties hereto. Except as otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement.


                              W I T N E S S E T H:

         WHEREAS, Parent, Subsidiary, the Company and the Stockholders desire to amend the Merger Agreement on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I
                                   AMENDMENTS

         SECTION 1.1  ARTICLES OF INCORPORATION OF SURVIVING CORPORATION.
Section 2.1 of the Merger Agreement is hereby amended to read in full as follows:

                 "SECTION 2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Republic in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time."

         SECTION 1.2 BYLAWS OF SURVIVING CORPORATION. Section 2.2 of the Merger Agreement is hereby amended to read in full as follows:

                 "SECTION 2.2 BYLAWS. The Bylaws of Republic in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time."

         SECTION 1.3 CONVERSION OF COMPANY SECURITIES IN THE MERGER. The dollar amount "$27,550,000" in the numerator of the Exchange Ratio set forth in
Section 3.1(a) of the Merger Agreement is hereby deleted and the dollar amount "$27,350,000" shall be substituted therefor.
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         SECTION 1.4  INDEMNIFICATION; LIMITATIONS AS TO TIME.  The words "one year" in the sixth line of Section 10.5(a) of the Merger Agreement are hereby deleted and the words "of issuance of the first report of Parent's independent auditors on the combined operations of Parent and the Company" shall be substituted therefor.


                                   ARTICLE II
                               GENERAL PROVISIONS

         SECTION 2.1 MISCELLANEOUS. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state. The exclusive venue for the adjudication of any dispute or proceeding arising out of this Agreement or the performance hereof shall be the courts located in the state of Delaware and the parties hereto and their affiliates each consent to and hereby submit to the jurisdiction of any court located in the State of Delaware.

         SECTION 2.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.



                            [SIGNATURE PAGE FOLLOWS]





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         IN WITNESS WHEREOF, Parent, Subsidiary, the Company and Stockholders
have caused this Agreement to be signed by their respective officers and attested to as of the date first written above.

                                    FIRST SIERRA FINANCIAL, INC.

Attest:

                                    By:
-------------------------------        --------------------------------------
Secretary                           Name:
                                    Title:


                                    SIERRA ACQUISITION
                                    CORPORATION II

Attest:

                                    By:
-------------------------------        --------------------------------------
Secretary                           Name:
                                    Title:


                                    THE REPUBLIC GROUP, INC.


                                    By:
-------------------------------        --------------------------------------
Secretary                           Name:
                                    Title:


                                    STOCKHOLDERS:



                                    -----------------------------------------
                                    JAMES T. RAEDER



                                    -----------------------------------------
                                    MARK G. McQUITTY





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